UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2010
KAYDON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-11333 (Commission File Number)	13-3186040 (IRS Employer Identification No.)
315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (734) 747-7025
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On May 19, 2010, Kaydon Corporation (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”), at which the Company’s stockholders voted on the election of directors and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The results were as follows:
Proposal 1. Election of Directors
     Each of the nominees for Director was an incumbent and all nominees were elected. The following table sets forth the results with respect to each nominee:

Nominee	For	Withhold	Broker Non-Votes
Mark A. Alexander	29,031,313	601,905	1,707,080
David A. Brandon	26,838,317	2,794,901	1,707,080
Patrick P. Coyne	28,943,473	689,745	1,707,080
William K. Gerber	28,934,619	698,599	1,707,080
Timothy J. O’Donovan	28,920,227	712,991	1,707,080
James O’Leary	28,829,759	803,459	1,707,080
Proposal 2. Ratification of Independent Registered Public Accountants
     The stockholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010 with the following votes:

For	Against	Abstain
30,167,143	1,157,739	15,416

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2010	KAYDON CORPORATION
	By:	/s/ Debra K. Crane
Debra K. Crane
Vice President, General Counsel and Secretary